UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
October 28, 2010
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Francis K. Chan
     On October 28, 2010, Lender Processing Services, Inc. (“LPS” or the “Company”) announced that Francis K. Chan will no longer serve as Chief Financial Officer of the Company, and would be leaving the Company effective as of November 21, 2010. Effective upon his departure from the Company, LPS will enter into a Consulting Agreement with Mr. Chan pursuant to which he will continue to advise the Company on various special projects. Mr. Chan will receive $1,000 per month for his services under the Consulting Agreement, which will have a term of one year and will be terminable by either party upon thirty days written notice.
Appointment of Thomas L. Schilling
     On October 28, 2010, the Board of Directors of the Company appointed Thomas L. Schilling to serve as Executive Vice President and Chief Financial Officer of LPS. Prior to joining the Company, Mr. Schilling, who is 47, served as Chief Financial Officer since January 2005 and as Chief Operating Officer since October 2007 of USA Mobility, Inc., a provider of paging products and other wireless services to the business, government and health care sectors. In his positions with USA Mobility, Mr. Schilling was responsible for financial management, technical operations (network), information technology, supply chain management and customer operations and service. Prior to joining USA Mobility, Mr. Schilling served as the Chief Financial Officer of Cincinnati Bell, Inc. from 2002 to August 2003. Mr. Schilling is not a party to any related party arrangements with LPS.
     In connection with his appointment, the Company has entered into an employment agreement with Mr. Schilling. The employment agreement provides for a three-year term expiring on December 31, 2013, and contains a provision for automatic annual extensions following the initial three-year period and continuing thereafter unless either party provides timely notice that the term should not be extended. The employment agreement provides that Mr. Schilling will serve as our Executive Vice President and Chief Financial Officer, and will receive a minimum annual base salary of $475,000. Under his employment agreement, Mr. Schilling’s annual cash bonus target under the Company’s annual incentive plan will be 100% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.
     Under the employment agreement, Mr. Schilling is entitled to supplemental disability insurance sufficient to provide at least 2/3 of his pre-disability base salary, and he and his eligible dependents are entitled to medical and other insurance coverage the Company provides to its other top executives as a group. Mr. Schilling is also entitled to customary executive benefits under his employment agreement, including participation in our equity incentive plans, and is subject to customary post-employment restrictive covenants.
     If, during the term of the employment agreement, (i) Mr. Schilling’s employment is terminated by the Company for any reason other than “cause,” death or disability, or (ii) Mr. Schilling terminates his employment for “good reason,” he will be entitled to receive the following compensation and benefits:
•	any earned but unpaid base salary and any expense reimbursement payments owed and any earned but unpaid annual bonus payments relating to the prior year;

•	a pro rated bonus based upon the bonus he would have earned in the year in which the termination occurs;

•	a lump-sum payment equal to 300% of the sum of Mr. Schilling’s (1) annual base salary and (2) the highest annual bonus paid to Mr. Schilling within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

•	immediate vesting and/or payment of all equity awards, except those awards which are based upon satisfaction of performance criteria which shall vest only in accordance with their express terms; and

•	for as long as Mr. Schilling pays the full monthly premiums for COBRA coverage, continued receipt of health and dental insurance benefits for a period of 3 years, reduced by comparable benefits he may receive from another employer, together with a lump sum cash payment equal to 36 monthly medical and dental COBRA premiums based on his level of coverage on the date of termination.
     For purposes of the employment agreement, a termination of employment by Mr. Schilling for “good reason” includes, among others, a termination based on the occurrence within six months immediately preceding or within two years immediately following a “change in control” of:
•	a material adverse change in Mr. Schilling’s status, authority or responsibility;

•	a change in the person to whom Mr. Schilling reports that results in a material adverse change to his service relationship or the conditions under which he performs his duties;

•	a material adverse change in the position to whom Mr. Schilling reports or a material diminution in the authority, duties or responsibilities of that position;

•	a material diminution in the budget over which Mr. Schilling has managing authority; or

•	a material change in the geographic location of Mr. Schilling’s principal place of employment.
     Also in connection with his appointment, on October 28, 2010, the Company’s compensation committee approved equity incentive awards for Mr. Schilling. He received a retention grant of 14,800 restricted shares, of which 40% will vest on the first anniversary of the date of grant and the remaining 60% will vest on the second anniversary of the date of grant. Mr. Schilling also received an annual equity incentive award of 86,000 options and 26,000 performance-based restricted shares. The stock options have an exercise price equal to the fair market value of a share of our common stock on the date of grant, vest proportionately each year over three years based on continued employment with us, and have a seven-year term. The restricted shares vest proportionately each year over three years based on continued employment with us, subject to achievement of a performance-based vesting condition. Dividends on the restricted stock will be accrued during the restricted period, and will be paid only if and when the restricted shares to which the dividends relate vest. In addition, following the vesting of the restricted stock, Mr. Schilling must hold one-half of the after-tax shares for six months following vesting.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: October 28, 2010	By:	/s/ Jeffrey S. Carbiener
Jeffrey S. Carbiener
President and Chief Executive Officer